UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 1, 2008

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road, San Jose, CA 95120

(Address of principal executive offices) (Zip Code)

(408) 826-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 1, 2008, the United States District Court for the District of Delaware issued judgment as a matter of law that Monolithic Power Systems, Inc. (“MPS”) did not breach its October 1, 2005 Settlement and License Agreement with Linear Technology Corporation (“Linear”). MPS plans to seek recovery of substantial attorney fees and costs from Linear, pursuant to a prevailing party attorneys fees provision in the Settlement and License Agreement.

The court also found as a matter of law that MPS had not willfully infringed the patent claims of U.S. Patent Numbers 5,481,178 and 6,580,250 asserted by Linear against MPS’ accused MP1543 product, which has been discontinued. However, the jury returned a verdict that an evaluation board containing the previously discontinued MP1543 product had directly infringed the asserted patent claims and that Linear’s patents mentioned above are valid. The parties had stipulated to a total of ten dollars in minimal patent infringement damages in the event that Linear prevailed in that dispute.

A press release providing more detail regarding the events described above is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release issued on July 1, 2008, which provides an update on the case between Monolithic Power Systems, Inc. and Linear Technology Corporation.

Index to Exhibits

Exhibit	Description
99.1	Press Release issued on July 1, 2008, which provides an update on the case between Monolithic Power Systems, Inc. and Linear Technology Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2008	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr. Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)